EXHIBIT 32.1

Certificate of the

Chief Executive Officer of

FNBH BANCORP, INC.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

I, Ronald L. Long, President and Chief Executive Officer of FNBH Bancorp, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

(1) The Amendment No. 1 on Form 10-K/A for the annual period ended December 31, 2012, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;

(2) The information contained in this Amendment No. 1 on Form 10-K/A for the annual period ended December 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of FNBH Bancorp, Inc.

FNBH BANCORP, INC.

Date: April 30, 2013	By:	/s/ Ronald L. Long
	Its:	Ronald L. Long President and Chief Executive Officer

The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FNBH Bancorp, Inc. and will be retained by FNBH Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.